EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Options Media Group Holdings, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2012, as filed with the Securities and Exchange Commission on the date hereof, I, the  undersigned, in his capacity as an Officer of the Company, certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The quarterly report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

2.	The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 20, 2012

/s/ Keith St. Clair
Keith St. Clair
Acting Interim Executive Officer